UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
BLACKROCK TCP CAPITAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
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BLACKROCK TCP CAPITAL CORP. 2951 28th Street, Suite 1000 Santa Monica, California 90405
THE ANNUAL MEETING DATE IS FAST APPROACHING
PLEASE VOTE YOUR PROXY TODAY
April 30, 2021
Dear Stockholder:
According to our latest records, we have not received your voting instructions for the Annual Meeting of Stockholders of BlackRock TCP Capital Corp. to be held on May 26, 2021. Copies of the proxy materials can be found online at http://investors.tcpcapital.com/financial-information/annual-reports. Your vote is extremely important, no matter how many shares you hold, because TCPC is a widely-held company. Please vote your shares today so the Company may avoid additional solicitation expenses and potential delays.
For the reasons set forth in the Proxy Statement dated March 30, 2021, the Board of Directors recommends that you vote “FOR” both Proposals. As a reminder, Proposal 2 is the same proposal that has been approved by shareholders every year since TCPC went public. Please note that a leading independent proxy advisory firm, Glass Lewis, has recommended voting “FOR” Proposal 2. Please vote your shares via the internet or by telephone as soon as possible or alternatively, please sign, date, and return the enclosed voting instruction form (see the instructions below).
If you need assistance voting your shares or have questions, please call D.F. King & Co., Inc. toll free at 1888-628-1041. On behalf of your Board of Directors, thank you for your trust and continued support.
Sincerely,

Howard M. Levkowitz Chair of the Board of Directors and Chief Executive Officer of the Company
You may use one of the following simple methods to promptly provide your voting instructions:

1.	Internet: Have the control number listed on the enclosed voting instruction form ready and follow the online instructions at www.proxyvote.com.

2.	Telephone: Have the control number listed on the enclosed voting instruction form ready and call (800) 454-8683.

3.	Mail: Sign, date, mark and return the enclosed voting instruction form in the postage-paid return envelope provided.

Form of Email to Unvoted Registered Shares
(to be personalized with shareholder info)
Subject: Time Sensitive - TCPC Proxy Voting Instructions
Dear ___________,
According to our latest records, we have not received your voting instructions for the Annual Meeting of Stockholders of BlackRock TCP Capital Corp. to be held on May 26, 2021. Copies of the proxy materials can be found online at http://investors.tcpcapital.com/financial-information/annual-reports. Your vote is extremely important, no matter how many shares you hold, because TCPC is a widely-held company. Please vote your shares today so the Company may avoid additional solicitation expenses and potential delays.
For the reasons set forth in the Proxy Statement dated March 30, 2021, the Board of Directors recommends that you vote “FOR” both Proposals. As a reminder, Proposal 2 is the same proposal that has been approved by shareholders every year since TCPC went public. Please note that [all three of the leading independent proxy advisory firms, Institutional Shareholder Services (ISS), Glass Lewis and Egan Jones,] have recommended voting “FOR” Proposal 2.
Please vote your shares online at vote.proxyonline.com or by telephone by calling (888) 227-9349 as soon as possible. To vote, you will need the Control Number listed on your proxy card. Please contact TCPC Investor Relations at 310-566-1094 with any questions.
If you do not have a copy of your proxy card, you may vote your shares by calling our proxy solicitor, DF King, at (866) 406-2283. One of their representatives can take your vote over the phone. Please contact TCPC Investor Relations at 310-566-1094 with any questions.
Thank you for your trust and continued support,
Form of Follow Up Email to Unvoted Registered Shares
(to be personalized with shareholder info)
Subject: Time Sensitive - TCPC Proxy Voting Instructions
Dear ___________,
We were just following up on our email below as our records show that you have not yet voted your TCPC shares.
Please vote your shares online at vote.proxyonline.com or by telephone by calling (888) 227-9349 as soon as possible. To vote you will need the Control Number listed on your proxy card. Please contact TCPC Investor Relations at 310-566-1094 with any questions.
If you do not have a copy of your proxy card, you may vote your shares by calling our proxy solicitor, DF King, at (866) 406-2283. One of their representatives can take your vote over the phone. Please contact TCPC Investor Relations at 310-566-1094 with any questions.
Thank you for your trust and continued support,